Exhibit 99.1

HOOKLOGIC, INC. AND SUBSIDIARIES
Consolidated Financial Statements
December 31, 2015 and 2014
(With Independent Auditors’ Report Thereon)

HOOKLOGIC, INC. AND SUBSIDIARIES
Consolidated Financial Statements
Years ended December 31, 2015 and 2014

Independent Auditors’ Report
The Board of Directors
HookLogic, Inc. and Subsidiaries:
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of HookLogic, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HookLogic, Inc. and is subsidiaries at December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
Santa Clara, California
September 13, 2016

2

HOOKLOGIC, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2015 and 2014

Assets	2015	2014
Current assets:
Cash and cash equivalents	$25,598,874	7,920,922
Accounts receivable, net	31,768,240	13,252,341
Prepaid expenses and other current assets	1,620,140	987,892
Current assets of discontinued operations	—	904,360
Total current assets	58,987,254	23,065,515
Other noncurrent assets	331,278	297,254
Fixed assets, net	3,057,495	506,235
Long term assets of discontinued operations	—	56,410
	$62,376,027	23,925,414
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$30,733,535	15,945,134
Current portion of long-term debt	1,472,222	1,875,000
Deferred revenue	528,990	78,487
Customer deposits	4,067	253,497
Other deposits	973,113	971,086
Liabilities of discontinued operations	—	1,381,310
Other liabilities	56,451	31,724
Total current liabilities	33,768,378	20,536,238
Deferred rent	79,238	108,984
Long-term Liabilities	6,484,301	3,136,226
Total liabilities	40,331,917	23,781,448
Convertible preferred stock (Series A, Series B and Series C),
$.001 par value; 9,327,789 shares authorized and
9,315,532 shares issued and outstanding as of December 31, 2014 and 13,169,496 shares authorized and 12,278,341 shares issued and outstanding as of December 31, 2015; aggregate liquidation
preference of $39,299,945 as of December 31, 2015	39,072,920	23,641,687
Stockholders’ deficit:
Common stock, $.001 par value, 30,000,000 shares authorized,
9,947,275 and 9,760,354 shares issued and outstanding as
of December 31, 2015 and 2014, respectively	9,947	9,760
Additional paid-in capital	1,472,455	1,163,953
Accumulated other comprehensive loss	(241,767)	(260,282)
Accumulated deficit	(18,269,444)	(24,411,152)
Total stockholders’ deficit	(17,028,809)	(23,497,721)
	$62,376,028	23,925,414
See accompanying notes to consolidated financial statements.

3

HOOKLOGIC, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended December 31, 2015 and 2014

	2015	2014
Advertising revenue	$63,155,101	27,866,454
Saas Revenue	1,262,546	2,092,257
Total revenue	64,417,647	29,958,711
Cost of revenue:
Traffic acquisition costs	38,975,675	15,935,791
Server and hosting expenses	2,424,492	1,652,467
Total cost of revenue	41,400,167	17,588,258
Gross profit	23,017,480	12,370,453
Operating expenses:
Salaries, benefits and taxes	19,088,028	16,151,499
Outside services	880,122	851,490
Marketing	1,316,737	792,585
Travel and entertainment	1,593,716	1,111,528
Rent and office expenses	1,361,421	1,150,707
Other general and administrative expenses	1,464,589	661,778
Total operating expenses	25,704,613	20,719,587
Loss from operations	(2,687,133)	(8,349,134)
Other (income) expense, net	(104,934)	157,136
Interest (income) expense, net	223,198	23,799
Loss from continuing operations before taxes	(2,805,397)	(8,530,069)
Income tax benefit	1,754,296	—
Loss from continuing operations	(1,051,101)	(8,530,069)
Income (loss) from discontinued operations, net of tax	7,192,810	(575,873)
Net income (loss)	$6,141,709	(9,105,942)
See accompanying notes to consolidated financial statements.

4

HOOKLOGIC, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
Years ended December 31, 2015 and 2014

	2015	2014
Net gain / (loss)	$6,141,708	(9,105,941)
Foreign currency translation	18,515	(267,157)
Comprehensive gain / (loss)	$6,160,223	(9,373,098)
See accompanying notes to consolidated financial statements.

5

HOOKLOGIC, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Deficit
Years ended December 31, 2015 and 2014

						Accumulated
					Additional	other		Total
	Common stock		Preferred stock		paid-in	comprehensive	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	capital	income (loss)	deficit	deficit
Revised balance, January 31, 2014	9,732,918	$9,733	—	$—	906,249	6,875	(15,305,211)	(14,382,354)
Stock-based compensation	—	—	—		267,555	—	—	267,555
Issuance expenses	—	—	—	—	(24,068)	—	—	(24,068)
Exercise of stock options	27,436	27	—	—	14,217	—	—	14,244
Foreign currency translation	—	—	—	—	—	(267,157)	—	(267,157)
Net loss	—	—	—	—	—	—	(9,105,941)	(9,105,941)
Balance, December 31, 2014	9,760,354	9,760	—	—	1,163,953	(260,282)	(24,411,152)	(23,497,721)
Stock-based compensation	—	—	—	—	212,500	—	—	212,500
Exercise of stock options	186,921	187	—	—	96,002	—	—	96,189
Foreign currency translation	—	—	—	—	—	18,515	—	18,515
Net loss	—	—	—	—	—	—	6,141,708	6,141,708
Revised balance, December 31, 2015	9,947,275	$9,947	—	$—	1,472,455	(241,767)	(18,269,444)	(17,028,809)
See accompanying notes to consolidated financial statements.

6

HOOKLOGIC, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2015 and 2014

	2015	2014
Net (loss)/Gain	$6,141,708	(9,105,941)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	450,068	106,702
Stock-based compensation	212,500	267,555
Provision for doubtful accounts and sales returns	184,762	80,609
Gain on the sale of AutoHook	(9,456,283)	—
Changes in operating assets and liabilities:
Accounts receivable	(17,951,136)	(9,360,911)
Prepaid expenses and other current assets	(487,051)	(610,727)
Other Assets	(34,024)	36,840
Accounts payable, accrued expenses and deferred rent	12,709,664	11,065,270
Deferred revenue	403,328	(215,919)
Customer deposits	(1,375,575)	778,166
Other Deposits	2,027	378,037
Other liabilities	24,726	(216,224)
Net cash used in operating activities	(9,175,286)	(6,796,543)
Cash flows from investing activities:
Proceeds from sale of Autohook Division	11,297,000	—
Purchase of fixed assets	(2,944,918)	(379,813)
Cash used in investing activities	8,352,082	(379,813)
Cash flows from financing activities:
Proceeds from growth capital loan	7,950,000	5,000,000
Repayment of capital growth loan	(5,000,000)	—
Proceeds from exercise of stock options	96,189	14,244
Net proceeds from issuance of Series C preferred stock	15,431,233	(24,068)
Net cash provided by financing activities	18,477,422	4,990,176
Effect of exchange rate changes on cash	23,450	(267,157)
Net (decrease) increase in cash and cash equivalents	17,677,668	(2,453,337)
Cash and cash equivalents at beginning of year	7,920,922	10,374,259
Cash and cash equivalents at end of year	$25,598,590	7,920,922
Supplemental disclosures of cash flow information:
Cash paid for interest	$245,010	32,813
Issuance of warrants	13,079	—
See accompanying notes to consolidated financial statements.

7

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

(1)	Organization and Business
HookLogic, Inc. and Subsidiaries (the Company), first commenced operations under the name Think Drive, Inc. in 2004 as a corporation registered in the state of New York. It later changed its name to TravelHook, Inc. and subsequently to HookLogic, Inc. in 2008. In 2011, HookLogic was incorporated in Delaware. The Company provides e‑commerce media solutions for the retail, travel and automotive verticals to generate revenue by adding media‑based revenue streams and increasing conversion rates. It connects brands and shoppers in and around the e‑ commerce environment. In July, 2015, HookLogic sold their US automotive vertical to Urban Science. The gain on the transaction as well as revenue and expenses for the automotive vertical (Autohook) have been reported as Discontinued Operations and thus have been excluded from continuing operations for all reported periods. Furthermore, Autohook’s assets and liabilities were removed from our Consolidated Balance Sheet upon consummation of the sale, and have been classified as discontinued operations on our Consolidated Balance Sheet as of December 31, 2014 (See note 12 for further discussion on the sale). The Company is headquartered in New York and has offices in Ann Arbor, Michigan, Santa Monica, California, Toronto, Canada, Paris, France San Palo, Brazil, and London, UK.

(2)	Summary of Accounting Policies

(a)	Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the consolidated accounts of the Company.
Certain prior year amounts have been reclassified to conform to the current year presentation.

(b)	Principles of Consolidation
The consolidated financial statements include the accounts of HookLogic, Inc. and its wholly owned subsidiary HookLogic Ltd. (collectively, the Company). All intercompany accounts and transactions have been eliminated in consolidation.
In January 2013, the Company merged the subsidiary HookLogic of Michigan Inc. with and into HookLogic, Inc. As a result of the merger, the existence of the subsidiary was ceased and the identity as well as all rights, assets, and liabilities of the subsidiary were vested in HookLogic, Inc.

(c)	Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP) requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and accompanying notes. The Company bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. The amounts of assets and liabilities reported in the Company’s consolidated balance sheets and the amounts of revenues and expenses reported for the periods presented are affected by estimates and assumptions, which are used for, but not limited to, the accounting for allowance for doubtful accounts, useful lives of fixed assets, income taxes, and related reserves and stock‑based compensation. Actual results could differ from those estimates.

8	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

(d)	Fair Value of Financial Measurements
The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•
Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•
Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The carrying amounts of the Company’s cash and cash equivalents, accounts receivable, accounts payable and accruals, customer deposits and deferred revenue approximate their fair values due to the short‑term nature of these instruments. The Company issued warrants in connection with the closing of the growth capital loan, the subsequent modifications to the growth capital loan and in connection with a customer amending an existing license agreement, which were recorded at fair value using Level 3 inputs (see notes 6 and 7 for further discussion of the warrants issued).

(e)	Cash and Cash Equivalents
The Company maintains cash with a high‑credit quality financial institution. The Company considers all cash investments available with original maturities of three months or less to be cash equivalents and comprised money market accounts. Cash investments are stated at cost, which approximates fair value. These investments are not subject to significant market risk. The Company maintains its cash and cash equivalents in bank accounts which, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts. For purposes of the statement of cash flows, cash includes all amounts in the consolidated balance sheet captioned cash and cash equivalents.

(f)	Accounts Receivable
Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts, as needed. The Company evaluates the collectability of its accounts receivable based on a combination of factors. Where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due. For all other customers, the Company recognizes allowances for doubtful accounts based on the length of time the receivables are outstanding, the current business environment and its historical experience. Accounts are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Write‑offs for 2015 and 2014 approximated $324,500 and $3,000 respectively.

9	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

The Company has total reserves for doubtful accounts of $184,762 and $80,609 at December 31, 2015 and 2014, respectively, included in net accounts receivable on the consolidated balance sheets.
Capitalized Internal Use Software Internal‑use software is accounted for under Accounting Standards Codification 350 (ASC 350), Intangibles ‑ Goodwill and Other. ASC 350 requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage, and amortize these costs on a straight‑line basis over the estimated useful life of the respective asset. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Internally Developed software includes software that has been acquired, internally developed or modified exclusively to meet HookLogic’s internal needs and no plan exists to market the software externally. In 2015, $2,659,951 of costs were capitalized related to internally developed software. Minor upgrades and enhancements, maintenance costs and marketing costs are expensed as incurred.
Internal‑use software is amortized on a straight‑line basis over its estimated useful life. We evaluate the useful lives of these assets on an annual basis and test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

(g)	Fixed Assets
Fixed assets are recorded at cost and depreciated on a straight‑line basis over their estimated useful lives beginning in the year the asset was placed into service. Amortization of leasehold improvements is computed on a straight‑line basis over the useful life of the asset or lease term, whichever is shorter.
The current useful lives being used by the Company are as follows:

Years
Computer equipment	3
Furniture and fixtures	6
Office equipment	5
Patent	5
Capitalized software	3-5
Leasehold improvements	Life of Lease
Normal repair and maintenance costs are expensed as incurred. The Company writes off depreciated assets that are no longer in service.

(h)	Customer and Other Deposits
Customer and Other Deposits are amounts collected from customers as advanced payments for the Company’s RSX and Travel Ads media program. The value of customer deposits will increase or decrease based on the timing of usage on these deposits, invoicing and customer replenishment.

10	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

(i)	Revenue Recognition
The Company derives its revenues from two primary sources, advertising revenue and software‑as‑a‑service (Saas) licensing fees. Advertising revenue represents the revenue earned by the Company from advertisers and delivering such advertising over the network of partners using the Company’s proprietary software platforms. Saas licensing fees represents monthly subscription fees from clients that use the Company’s Travelhook software. Revenue from Saas licensing fees is recognized over the term of the agreement.
The determination of whether advertising revenue should be reported on a gross or net basis is based on an assessment of whether the Company is acting as the principal or an agent in the transaction. The HookLogic Exchange (HLX) launched in 2013 and is reported on a gross basis in Advertising Revenue as the company is acting as the principal. Travel PLUS product launched in 2014 and is reported in Advertising Revenue on a gross basis when the company acts as the principal, and on a net basis when the company is not acting as the principal.  Specifically, the Company acts as the principal when it sets the price with the customer, is responsible for determining which publisher site delivers the advertisements, is responsible for delivery and acceptability of the service and bears credit risk. Alternatively, the Company recognizes revenue net when the Company acts as an agent for its customer and does not set price, select the publisher site the advertisement will be placed on, take responsibility for the acceptability of the service and bear the credit risk. All other Advertising revenues are presented on a net basis since the Company is acting as an agent for its customers and receives a fixed percentage from each transaction performed. The Company’s gross Advertising Billings were $110.1M and $52.2M for the period ended December 31, 2015 and 2014, respectively.
The Company recognizes revenue in accordance with FASB Accounting Standards Codification (ASC) 605, Revenue Recognition when all of the following conditions are met:

•	Persuasive evidence of an arrangement exists

•	Subscription or services have been delivered to the customer

•	Collection of related fees is reasonably assured

•	Related fees are fixed or determinable

(j)	Deferred Revenue
Deferred revenue represents amounts collected from customers in excess of revenues recognized. This results primarily from the billing of customer platform Saas license fees for periods subsequent to the financial year. The carrying amount of deferred revenues will increase or decrease based on the timing of invoices and recognition of revenue. The Company expenses internal direct and incremental costs related to contract acquisition and origination as incurred.

(k)	Cost of Revenue
Cost of revenue primarily consists of hosting costs related to the Company’s technology platform and traffic acquisition costs for HLX.

11	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

(l)	Research and Development and Marketing Expense
The Company expenses research and development and marketing expense as incurred.

(m)	Certain Significant Risks and Uncertainties
The Company’s businesses are rapidly evolving and intensely competitive, and it has many competitors in different verticals, including retail and travel services. Many of its current and potential competitors may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, infrastructure, fulfillment and marketing. Competition may intensify as our competitors enter into business combinations or alliances and established companies in other market segments expand into our market segments.

(n)	Income Taxes
Income taxes are accounted for under the asset and liability method in accordance with FASB ASC 740, Income Taxes. Deferred income tax assets and liabilities are computed for temporary differences between the consolidated financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Federal and state income taxes are provided based on statutory rates.
The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Management evaluated the Company’s tax position and concluded that the Company has not taken uncertain tax positions as of December 31, 2015 and 2014. The tax years 2008 through and including 2015 are open and subject to audit by major tax jurisdictions.

(o)	Legal Proceedings
In the normal course of its business, the Company may be involved in various claims, negotiations and legal actions; however, as of December 31, 2015 and 2014, the Company is not a party to any litigation that is expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

(p)	Foreign Currency Translation
The Company has foreign operations where the functional currency has been determined to be the local currency, in accordance with FASB ASC 830, Foreign Currency Matters. Adjustments resulting from translating foreign functional currency assets and liabilities into U.S. dollars, based on current exchange rates, are recorded as a separate component of stockholders’ equity under the caption, accumulated other comprehensive income.

12	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

Revenues and expenses are translated using average rates prevailing during the period. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in consolidated results of operations.

(q)	Comprehensive Income (Loss)
FASB ASC 220, Comprehensive Income, established standards for reporting and displaying comprehensive (loss) and its components (revenues, expenses, gains and losses) in a full set of general‑purpose consolidated financial statements. The Company’s other comprehensive (loss) component results from currency translation adjustments.

(r)	Stock‑Based Compensation
Stock‑based compensation represents the cost related to stock‑based awards granted to employees. In accordance with FASB ASC 718, Compensation—Stock Compensation, the Company measures stock‑based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as expense on a straight‑line basis (net of estimated forfeitures) over the employee’s requisite service period. The Company estimates the fair value of stock options using a Black‑Scholes valuation model. The expense is recorded as operating expenses in the statement of operations.
The Company records deferred tax assets for awards that result in deductions on the Company’s income tax returns, based on the amount of compensation costs recognized and the Company’s statutory tax rate in the jurisdiction in which it will receive a deduction.

(3)	Concentration of Credit Risk
The Company deposits its cash with a financial institution and, at times, such balances may exceed federally insured limits. One customer accounted for approximately 16% and 16% of revenue for the years ended December 31, 2015 and 2014, respectively. Three customers account for 19%, 11%, 7% and 13%, 6%, 4%, respectively, of accounts receivable at December 31, 2015 and 2014.

13	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

(4)	Fixed Assets, Net
Fixed assets, net as of December 31, 2015 and 2014, consists of the following:

	December 31
	2015	2014
Leasehold improvements	$239,711	183,845
Computer equipment	397,408	363,240
Office equipment	8,606	6,400
Patent	—	55,086
Capitalized software and development	2,957,751	96,833
Furniture and fixtures	56,876	73,050
	3,660,352	778,454
Less accumulated depreciation	(602,857)	(215,808)
Fixed assets - net	$3,057,495	562,646
Depreciation expense was $450,068 and $106,702 for the years ended December 31, 2015 and 2014, and is included in other general and administrative expenses in the accompanying consolidated statement of operations.

(5)	Restricted Cash
Cash and cash equivalents that are restricted as to withdrawal or use under the terms of certain contractual agreements are recorded in Other Assets on our balance sheet.
Restricted cash balances are comprised of cash collateral required to be held for the lease of the HookLogic 99 Hudson Street offices and a $500,000 escrow balance related to the sale of the Autohook business. The majority of the escrow was paid to the Company in January 2016 and the remaining restriction is due to expire September 2016 when the remaining funds will be available. The restricted cash balance was $797,254 and $297,254 at December 31, 2015 and 2014, respectively, and is recorded in prepaid expenses and other current assets.

(6)	Debt
In May 2015, the Company entered into agreement with a commercial bank to fully repay an outstanding $5,000,000 loan, while simultaneously renegotiating a new term loan for $10,000,000. The terms and conditions of the loan were amended from the Loan and Security Agreement dated August 8, 2012. The Company drew down $7,950,000 during 2015, with interest only terms for the first 15 months and repayment to begin in August 2017. As of December 31, 2015 Company has made no additional withdrawals and the balance remains at $7,950,000.
In connection with the closing of the growth capital loan agreement in August 2012, renegotiation of the growth capital loan agreement in 2013, and the newly extinguished and renegotiated growth loan agreement in 2015, the Company issued warrants to the lending bank. Refer to note 7 for further details.

14	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

(7)	Stockholders’ Equity

(a)	Common Stock
The Company is authorized to issue 30,000,000 shares of common stock at $0.001 par value. At December 31, 2015 and 2014, 9,947,275 and 9,760,354 shares were issued and outstanding, respectively. During 2015 and 2014, 186,921 and 27,436 options, respectively, were exercised.
The voting, dividend, and liquidation rights of the Common Stock are subject to the rights, powers and preferences of the Preferred Stock, as described below:

•
Voting Rights: The holders of Common Stock are entitled to one vote for each Common Stock held at all meetings of stockholders and written actions in lieu of meetings. The holders of the shares of Common Stock are entitled to elect two directors of the Company.

•
Dividends: Dividends may be declared and paid in cash or other property of the Company at the discretion of the Board of Directors and are subject to the preferential rights of any outstanding Preferred Stock. The Company has not declared any dividends as of December 31, 2015.

•
Liquidation, Dissolution or Winding Up: Upon dissolution or liquidation of the Company, holders of Common Stock are entitled to receive pro rata, on a per share basis, all assets available for distribution to its stockholders, subject to the preferential rights of the Preferred Stock.

(b)	Preferred Stock
In 2011, the Company authorized and issued 4,658,004 shares of Series A Preferred Stock to private investors in exchange for $9,499,999 or $2.0395 per share. The Company incurred $67,148 of issuance costs. In 2012, the Company authorized an additional 12,257 shares of Series A Preferred Stock to a commercial bank of which none were issued as of December 31, 2015. Subsequent to the renegotiation of the loan agreement, the authorized shared decreased to 4,670,261. Refer to note 6 for more details.
In 2013, the Company authorized and issued 4,657,528 shares of Series B Preferred Stock to private investors in exchange for $14,300,000 or $3.0703 per share. The Company incurred $95,830 of issuance costs. In 2013, the Company authorized an additional 12,257 shares of Series B Preferred Stock to a commercial bank of which none were issued as of December 31, 2013. In 2015, the Company authorized an additional 12,213 shares of Series B Preferred Stock to a commercial bank of which none were issued as of December 31, 2015. Refer to note 6 for more details.
In 2015, the Company authorized 3,822,980 and issued 2,962,809 shares of Series C Preferred Stock to private investors in exchange for $15,499,938 or $5.2315 per share. The Company incurred $45,341 of issuance costs.
The voting, dividend, liquidation and redemption rights of the Preferred Stock are described below:

•
Voting Rights: On any matter presented to the stockholders of the Company for action or consideration at a meeting of the Company’s stockholders (or by written consent), each holder of outstanding Preferred Stock is entitled to cast the number of votes equal to the number of whole Common Stock into which the Preferred Shares are convertible as of the record date for the matter.

15	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

The holders of the shares of Preferred Stock are entitled to elect two directors of the Company, and the holders of record of Common Stock are entitled to elect two directors of the Company. The Company cannot enter into a merger, consolidation, reclassification or reorganization at a price per share less than $6.4646 without the written consent or affirmative vote of each holder of greater than fifteen percent (15%) of the issued and outstanding shares of Preferred Stock.

•
Dividends: Holders of the Company’s Preferred Stock are entitled to receive dividends of 8% per year, when, as and if declared by the Company’s Board of Directors, paid prior and in preference to any declaration and payment of any dividend on any other class of capital stock (excluding dividends in respect of Common Stock that are payable in Common Stock). The Company has not declared any dividends as of December 31, 2015 and 2014.

•
Liquidation, Dissolution or Winding Up: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Preferred Stock shall be entitled to be paid before any payment shall be made to the holders of Common Stock, an amount per share equal to the greater of (i) the Original Issue Price, plus any dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

•
Redemption and Conversion: Each share of Preferred Stock shall be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration, into such number of shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion. The “Series Conversion Price” shall initially be equal to the Series Original Issue Price. Each share of preferred stock is redeemable by the Company out of the funds lawfully available at a price equal to the Original Issue Price plus all declared and unpaid dividends. Because the holders of the Preferred Stock have the option to require redemption, the Preferred Stock has been classified as temporary equity.

(c)	Warrants
In connection with the closing of the growth capital loan agreement in August 2012, the Company issued 12,257 warrants to purchase Series A Preferred Stock with an exercise price of $2.04 per share to the lending bank. The warrants expire in 10 years. The fair value was calculated at $1.04 per warrant at the time of issuance, using a Black Scholes model. The total value of the warrants of $12,747 was recorded as a debt discount and the amount is being amortized using the interest method over the term of the loan (though March 2017).
In connection with the renegotiation of the growth capital loan agreement in 2013, the Company issued 12,213 warrants to purchase Series B Preferred Stock with an exercise price of $3.0703 per share to the lending bank. The warrants expire in 10 years. The fair value was calculated at $1.97 per warrant at the time of issuance. The total value of the warrants of $24,047 was recorded as deferred interest expense and is being amortized using the interest method over the term of the loan.

16	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

In connection with the renegotiation of the growth capital loan agreement in 2015, the Company issued 6,514 warrants to purchase Series B Preferred Stock with an exercise price of $3.0703 per share to the lending bank. The warrants expire in 10 years. The fair value was calculated at $2.01 per warrant at the time of issuance. The total value of the warrants of $13,079 was recorded as deferred interest expense and is being amortized using the interest method over the term of the loan.
The 2012, 2013 and 2015 warrants issued in connection with the growth capital loan are exercisable at the option of the holder into Series A and Series B Preferred Stock at any point, and are both puttable for cash. As such, the warrants are liability classified and fair value is re‑measured at each reporting date. The fair value of the warrants at December 31, 2015 and 2014 was $38,573 and $25,494, respectively.

(8)	Stock Compensation Plans
The Company maintains an equity incentive plan established in 2005, the HookLogic 2005 Nonqualified Stock Option Plan (the Plan). Under the Plan, the Company may grant incentive stock options and nonqualified stock options. Eligible recipients under the Plan include employees, directors and nonemployees.
Stock‑based compensation represents the cost related to stock‑based awards granted to employees and third‑party service providers in lieu of monetary payment. As discussed in note 2, the compensation costs for such awards are accounted for in accordance with FASB ASC 718, Compensation – Stock‑ Compensation. Accordingly, the Company measures stock‑based compensation cost at the date of grant, based on the fair value of the award, and recognizes the cost as an expense on a straight‑line basis (net of forfeitures) over the employee requisite service period. Stock options generally vest over a three‑year period and expire on the tenth anniversary of the date of award.
For the years ended December 31, 2012 and December 31, 2013, the Company repurchased 1.5 million shares of its common stock for a total of $3,799,264. The repurchase was recorded in accumulated deficit. For the years ended December 31, 2015 and 2014, the Company recorded stock‑based compensation expense of $212,500 and $267,555, related to these options. These costs have been recorded in salaries, benefits and taxes in the accompanying consolidated statement of operations.
As of December 31, 2015 and 2014, there was approximately $145,000 and $231,000 in unrecognized compensation costs related to nonvested awards. The weighted average periods over which the unrecognized compensation costs are to be recognized are 2.3 and 2.7 years in 2015 and 2014, respectively.
The weighted average fair value of the options granted was $0.65 and $0.43 per option during 2015 and 2014, respectively. The fair values of stock options granted in 2015 and 2014, were estimated using a Black‑Scholes option‑pricing model with the following weighted average assumptions.

17	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

	2015	2014
Expected life	6 years	6 years
Expected volatility	51%	52%
Risk-free rate	1.53	1.86
Dividend yield	—	—
Grant date fair value of common stock	$1.85	1.17

To estimate the expected life of stock options, the Company has used its and industry historical experience. Expected volatility is based on historical volatility of a group of peer entities. Dividend yields are based upon historical dividend yields. Risk‑free interest rates are based on the implied yields currently available an U.S. Treasury zero coupon issues with a remaining term equal to the expected life.

	weighted average exercises
			weighted
			average
			remaining
	Shares	Price	contractual life
Balance, December 31, 2013	2,369,352	$0.519	7.8 years
Options granted	829,376	0.860	—
Options exercised	(27,466)	0.519	—
Options forfeited or expired	(190,784)	0.647	—
Balance, December 31, 2014	2,980,478	0.608	7.7 years
Options granted	639,350	1.322	—
Options exercised	(186,921)	0.536	—
Options forfeited or expired	(695,991)	1.110	—
Balance, December 31, 2015	2,736,916	0.654	6.9 years

At December 31, 2015 and 2014, 1,976,294 and 1,441,018 options were exercisable under the plan, respectively.
The following table summarizes the Company’s restricted stock units activity for the indicated periods:

18	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

	Shares	Weighted-Average Grant-Date Fair Value
Restricted stock units, December 31, 2013	225,455	$0.590
Granted	155,000	0.860
Vested	(109,940)	0.685
Forfeited	—	—
Restricted stock units, December 31, 2014	270,515	0.706
Granted	50,000	1.850
Vested	(116,201)	0.748
Forfeited	—	—
Restricted stock units, December 31, 2015	204,314	0.962

As of December 31, 2015 and 2014, there was approximately $52,000 and $64,000 in unrecognized compensation costs related to restricted stock units. The weighted average periods over which the unrecognized compensation costs are to be recognized are 2.3 and 2.5 years in 2015 and 2014 respectively.
Income Taxes
The Company has $133,668 and $0 income tax expense for the years ended December 31, 2015 and 2014, respectively. Significant components of the net deferred tax assets and liabilities recorded at December 31, 2015 and 2014, are as follows:

	2015	2014
Deferred tax assets:
Net operating loss carry-forwards	$5,328,079	7,037,429
Other deferred tax assets	224,429	83,380
Deferred tax assets	5,552,508	7,120,809
Deferred tax liabilities:
Property and equipment, net	1,013,346	24,508
Deferred tax liabilities	1,013,346	24,508
Net deferred tax assets before valuation
allowance	4,539,162	7,096,301
Less valuation allowance	(4,539,162)	(7,096,301)
Total net deferred tax assets	$—	—

19	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

At December 31, 2015, the Company decreased the valuation allowance by $2,557,140 due to the gain that was recognized for the sale of the Autohook business. In accordance with U.S. income tax accounting standards, the Company evaluates its deferred income taxes periodically to determine if valuation allowances are required. Pursuant to U.S. income tax accounting standards, companies assess whether valuation allowances should be established against their deferred tax assets based on the consideration of all available evidence using a “more‑likely‑than‑not” standard. In making such judgments, significant weight is given to evidence that can be objectively verified. The Company determined that a valuation allowance is required due to the incurrence of a three‑year cumulative loss as of December 31, 2015 and 2014, in all jurisdictions, and therefore, the Company does not believe it is more likely than not that the related net deferred tax asset will be realized in any jurisdiction. The Company’s tax expense differs from the expected tax benefit that would result from applying the domestic federal statutory tax rates to pretax loss due to the recording of the valuation allowance noted above.
At December 31, 2015 and 2014, the Company has net operating loss carry forwards for federal tax of approximately $14,673,989 and $19,029,167, which begin to expire in 2031. State NOL carry forwards is $5,820,120 as of December 31, 2015 and $6,538,888 as of December 31, 2014. The Internal Revenue Code contains provisions that may limit the use of the net operating tax loss carry‑forward available if significant changes occur in the stock ownership of the Company. The company has conducted a Section 382 study to determine if there are limitations on the Net Operating Losses that can be used going forward. It has been concluded that there was a single ownership change on August 1, 2011 that resulted in a limitation of $575,460 of Net Operating Losses to be used. Based on this analysis, the NOLs generated prior to the 2011 ownership change are no longer subject to the Section 382 limitation.
The Company and its subsidiaries file income tax returns in the U.S., various domestic states and localities and in the UK. The 2010 through 2015 tax years generally remain subject to examination by federal and most state tax authorities. As of December 31, 2014 and 2015, there were no unrecognized tax benefits.

(9)	Operating Leases
In 2013, the Company entered into a new lease agreement in New York City for its headquarters. In 2013, the Company terminated its existing New York City lease and relocated its headquarters to another building in New York City. The Company entered into a new lease with monthly lease payments starting at $49,542 per month with escalations in subsequent years.
The Company’s existing lease in Michigan is a five‑year lease that began on April 15, 2012. The Michigan lease agreement is for both the office space, as well as parking spaces. Monthly rent commenced at $24,225 per month and contains annual escalation clauses.
The Company records rent expense on a straight‑line basis with the difference between the straight‑line amount and the monthly cash payment recorded as deferred rent, which is included in other current liabilities on the accompanying consolidated balance sheets. The deferred rent balance was approximately $79,238 and $108,984 as of December 31, 2015 and 2014.
Total rent expense amounted to approximately $1,101,434 and $914,320 for the years ended December 31, 2015 and 2014, respectively, and is included in rent and office expenses in the consolidated statements of operations.

20	(Continued)

HOOKLOGIC, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2015 and 2014

The future minimum rental payments under noncancelable operating leases and the cancellation fees for cancelable leases, at December 31, 2015, are as follows:

Year ending December 31:
2016	$1,052,037
2017	705,420
Thereafter	—
$1,757,457

(10)	Defined Contribution Plans
The Company maintains a 401(k) plan covering substantially all of the Company’s employees. Employees are eligible to enroll in the 401(k) plan after three months of employment. The Company contributes 3% of each enrolled employee’s compensation, as defined by the plan. The Company contributed to and expensed approximately $415,592 and $348,110 in the years ended December 31, 2015 and 2014, respectively.

(11)	Related Parties
The Company has engaged in transactions or agreements with its principal shareholders, directors, officers, and affiliates. The table below provides a summary of the related‑party receivable and payable balances outstanding as of December 31, 2015 and 2014, as well as the related‑party transactions recognized as revenue and expenses during the years ended December 31, 2015 and 2014:

	2015	2014
Receivables due from related parties	$1,055,477	1,760,790
Payables due to related parties	—	—
Net due to/from related parties	$1,055,477	1,760,790
Revenue - related party transactions	$7,120,388	2,950,764
Expenses - related party transactions	—	—
During the years ended December 31, 2015, and 2014, the Company made no related party payments for the respective periods.

(12)	Discontinued Operations
HookLogic considers a potential disposal of a business to be classified as discontinued operations when it meets the criteria established under Accounting Standards Update No 2014‑08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Disposals that represent a strategic shift that should have or will have a major effect on HookLogic’s operations and financial results qualify as discontinued operations. The results of discontinued operations are reported in discontinued operations in the condensed consolidated statements of income for the current and prior periods commencing in the period in which the business meets the criteria of a discontinued operation, and includes any gain or loss recognized on closing.

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As discussed in note 1, on September 8th, 2015, HookLogic sold its US based Automotive vertical (Autohook) to Urban Science, a 3rd party. Because the Autohook business represented a major part of HookLogic’s operations and financial results, the company has determined that the sale of Autohook represents a strategic shift. As such, the activities of Autohook have been segregated and reported as discontinued operations for all periods presented.
The following table represents a reconciliation of the major classes of line items constituting pretax profit or loss of discontinued operations to after‑tax profit or loss reported in discontinued operations for the years ended December 31, 2015 and 2014.

	2015	2016
Major classes of line items constituting pretax profit (loss) of discontinued operations:
Revenue	$2,143,461	2,793,743
Cost of goods sold	(165,498)	(194,816)
Selling, general, and administrative expenses	(2,362,472)	(3,174,800)
Pretax profit (loss) of discontinued operations	(384,509)	(575,873)
Pretax gain on the sale of discontinued operation	9,465,283	—
Total pretax gain (loss) on discontinued
operations	9,080,774	(575,873)
Income tax benefit (expense)	(1,887,964)	—
Total income (loss) on discontinued operations	$7,192,810	(575,873)

	2015	2014
Carrying amount of major classes of assets included as part
of discontinued operations:
Assets of discontinued operations	$—	960,770
Carrying amount of major classes of liabilities included as
part of discontinued operations:
Liabilities of discontinued operations	$—	1,381,310

The amounts related to depreciation and amortization and capital expenditures for Autohook were immaterial for the periods presented and are therefore not shown separately in the statement of cash flows. There were no significant operating or investing noncash items related to discontinued operation for the periods presented.

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(13)	Subsequent Events
The Company evaluated subsequent events through September 13, 2016, which is the date the consolidated financial statements were available to be issued. Based upon this evaluation, the Company has determined that the following subsequent events require disclosure in the consolidated financial statements.

(a)	Subsequent Preferred Stock Issuance
In February 2016, the Company authorized and issued 191,149 shares of Series C Preferred Stock to a private investor in exchange for $999,996 or $5.2315 per share. This was a subsequent and unfilled portion of the Series C financing round from July 2015.

(b)	International Subsidiaries
HookLogic LTD formed subsidiaries in France in January 2016, Brazil in February 2016 and the Netherlands in May 2016.
HookLogic Inc. formed a Canadian Subsidiary in Canada in April 2016.

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